UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2015 Performance Program

On April 1, 2015, the compensation committee (the “Compensation Committee”) of the board of directors of Paramount Group, Inc. (the “Company”) approved the Company’s 2015 Performance Program (the “2015 Performance Program”), a multi-year performance-based equity compensation program. The purpose of the 2015 Performance Program is to further align the interests of the Company’s stockholders with that of management by encouraging the Company’s senior officers to create stockholder value in a “pay for performance” structure.

Under the 2015 Performance Program, participants may earn awards in the form of LTIP Units based on the Company’s total return to stockholders (“TRS”) over a three-year performance measurement period beginning on April 1, 2015 and continuing through March 31, 2018, on both an absolute basis and relative basis. One-half of the award is earned if the Company outperforms a predetermined absolute TRS and the other half is earned if the Company outperforms a predetermined relative TRS. Specifically, participants begin to earn awards under the 2015 Performance Program if the Company’s TRS for the performance measurement period equals or exceeds 21% on an absolute basis and exceeds the performance of the SNL Office REIT Index by 100 basis points on a relative basis, and awards will be fully earned if the Company’s TRS for the performance measurement period equals or exceeds 40% on an absolute basis and exceeds the performance of the SNL Office REIT Index by 700 basis points on a relative basis. Participants will not earn any awards under the 2015 Performance Program if the Company’s TRS during the performance measurement period does not meet these minimum thresholds. The number of LTIP Units that are earned if performance is above the minimum thresholds, but below the maximum thresholds, will be determined based on linear interpolation between the percentages earned at the minimum and maximum thresholds. During the performance measurement period, participants will receive only one-tenth of the dividends otherwise payable to the Company’s stockholders with respect to their LTIP Units and the remaining dividends on their LTIP Units will accrue during the performance measurement period and will be paid to participants only if the LTIP Units are ultimately earned based on the achievement of the designated performance objectives.

If the designated performance objectives are achieved, awards earned under the 2015 Performance Program will also be subject to vesting based on continued employment with the Company through April 1, 2020, with 50% of each award vesting on the date the Compensation Committee determines the awards earned under the 2015 Performance Program following the conclusion of the performance period, and 25% vesting on each of April 1, 2019 and April 1, 2020.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

In connection with the approval of the 2015 Performance Program, the Compensation Committee also approved the Form of Performance LTIP Unit Award Agreement (the “Form of Award”). The summary of the 2015 Performance Program set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Awards under the 2015 Performance Program

On April 1, 2015, the Compensation Committee granted awards under the 2015 Performance Program to certain of our senior officers. The terms of these awards are consistent with the general terms of the 2015 Performance Program described above. The Committee granted awards in the following amounts under the 2015 Performance Program to the following named executive officers of the Company: Albert P. Behler (233,250 LTIP Units), Michael Walsh (55,980 LTIP Units) and Jolanta K. Bott (46,650 LTIP Units). Other participants were awarded LTIP Units totaling 508,485 in the aggregate. All awards granted under the 2015 Performance Program were made pursuant to the Company’s 2014 Equity Incentive Plan.

Item 9.01	Exhibits

Exhibit No.	Description

10.1	Form of Performance LTIP Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2015

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance LTIP Unit Award Agreement